TAL ADVANTAGE V LLC
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Indenture Trustee
______________________________

SERIES 2014-1 SUPPLEMENT
Dated as of February 27, 2014

to

INDENTURE
Dated as of February 27, 2013
______________________________

SERIES 2014-1, FIXED RATE ASSET-BACKED NOTES,
CLASS A NOTES AND CLASS B NOTES

Article I Definitions; Calculation Guidelines    1
Section 101.Definitions    1
Article II Creation of the Series 2014-1 Notes    13
Section 201.Designation    13
Section 202.Authentication and Delivery    14
Section 203.Interest Payments on the Series 2014-1 Notes    14
Section 204.Principal Payments on the Series 2014-1 Notes    15
Section 205.Prepayment of Principal on the Series 2014-1 Notes    16
Section 206.Restrictions on Transfer    17
Section 207.Grant of Security Interest    22
Article III Series 2014-1 Series Account and Allocation and Application of Amounts Therein    22
Section 301.Series 2014-1 Series Account    22
Section 302.    Investment of Funds    23
Section 303.Distributions from Series 2014-1 Series Account    23
Section 304.Series 2014-1 Restricted Cash Account    31
Section 305.Allocation of Shared Available Funds    32
Article IV Early Amortization Events, Manager Defaults and Covenants for the Series 2014-1 Notes    36
Section 401.Early Amortization Events    36
Section 402.Series 2014-1 Manager Defaults and Series 2014-1 Back-up Manager Events    36
Section 403.Additional Events of Default    37
Section 404.Additional Covenants    37
Article V Conditions to Issuance    38
Section 501.Conditions to Issuance    38
Article VI Representations and Warranties    38
Section 601.Existence    38
Section 602.Authorization    38
Section 603.No Conflict; Legal Compliance    38
Section 604.Validity and Binding Effect    39
Section 605.Financial Conditions    39
Section 606.Place of Business    39
Section 607.No Agreements or Contracts    39
Section 608.Consents and Approvals    39
Section 609.Margin Regulations    39
Section 610.Taxes    40
Section 611.Other Regulations    40
Section 612.Solvency and Separateness    40
Section 613.Survival of Representations and Warranties    41
Section 614.No Default    41
Section 615.Litigation and Contingent Liabilities    41
Section 616.Title; Liens    41
Section 617.Subsidiaries    41
Section 618.No Partnership    41
Section 619.Pension and Welfare Plans    41
Section 620.    Ownership of the Issuer    41
Section 621.Security Interest Representations    41
Article VII Miscellaneous Provisions    43
Section 701.Ratification of Indenture    43
Section 702.Counterparts    43
Section 703.Governing Law    43
Section 704.Notices to the Rating Agency    44
Section 705.Amendments and Modifications    44
Section 706.Consent to Jurisdiction    46
Section 707.Waiver of Jury Trial    46
Section 708.No Petition    46

EXHIBITS

EXHIBIT A-1	Form of 144A Global Note

EXHIBIT A-2	Form of Temporary Regulation S Global Note

EXHIBIT A-3	Form of Permanent Regulation S Global Note

EXHIBIT A-4	Form of Note Issued to Institutional Accredited Investors

EXHIBIT B	Form of Certificate to be Given by Noteholders

EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream

EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Interest In a Temporary Regulation S Global Note

EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Note to Regulations S Note

EXHIBIT F	Form of Initial Purchaser Exchange Instructions
SCHEDULES

SCHEDULE 1	Minimum Targeted Principal Balances by Period

SCHEDULE 2	Scheduled Targeted Principal Balances by Period

SCHEDULE 3	Maximum Concentrations of Lessees

THIS SERIES 2014-1 SUPPLEMENT, dated as of February 27, 2014 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), is between TAL ADVANTAGE V LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”).
WHEREAS, pursuant to the Indenture, dated as of February 27, 2013 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.
WHEREAS, pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes (“Series 2014-1”) and specify the Principal Terms thereof.
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
Article I

Definitions; Calculation Guidelines
Section 101.    Definitions. (%3) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
“144A Global Notes” means the 144A Global Notes substantially in the form of Exhibit A-1 hereto.
“Aggregate Class A Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Class A Note Principal Balances of all Class A Notes then Outstanding.
“Aggregate Class B Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Class B Note Principal Balances of all Class B Notes then Outstanding.
“Aggregate Series 2014-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the then Aggregate Class A Note Principal Balance and the then Aggregate Class B Note Principal Balance.
“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975(e)(1) of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.
“Change of Control” means, unless the Requisite Global Majority shall otherwise approve, the occurrence of the following event or series of events: the Manager shall (A) consolidate or merge with or into any Person, unless (i) the Manager is the surviving entity, and (ii) at least seventy percent (70%) of the consolidated assets of the Manager and its Consolidated Subsidiaries following such consolidation or merger are held in connection with a Permitted Business (as defined in the Credit Agreement), or (B) enter into or permit any purchase, sale, assignment, transfer, conveyance or other acquisition or disposition of assets which would result in less than seventy percent (70%) of the consolidated assets of the Manager and its Consolidated Subsidiaries (measured after giving effect to such transaction) to be held in connection with a Permitted Business, or (C) cease to be a wholly-owned Subsidiary of TAL International Group. Capitalized terms used in this definition and not defined in this Supplement shall have the meaning assigned thereto in the Management Agreement.
“Class A Advance Rate” means eighty-one percent (81%).
“Class A Minimum Principal Payment Amount” means, for the Series 2014-1 Notes on any Payment Date, the excess, if any, of (x) the then Aggregate Class A Note Principal Balance over (y) the Class A Minimum Targeted Principal Balance for such Payment Date.
“Class A Minimum Targeted Principal Balance” means for the Class A Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column titled “Class A”, as the amounts on Schedule 1 hereto may be amended from time to time in accordance with the provisions of this Supplement. For purposes of the Indenture and this Supplement, the Class A Minimum Targeted Principal Balance is the “Minimum Targeted Principal Balance” for the Class A Notes.
“Class A Notes” shall have the meaning set forth in Section 201 hereof.
“Class A Note Interest Payment” means, for the Class A Notes on each Payment Date, an amount equal to the product of (i) three and fifty-one hundredths percent (3.51%) per annum and (ii) the Aggregate Class A Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class A Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class A Note Principal Balance on the Series 2014-1 Closing Date). The Class A Note Interest Payment will be calculated on the basis of a 360 day year consisting of twelve thirty day months. For the initial Payment Date, interest will be calculated for twenty-three (23) days representing the actual number of days elapsed from and including the Series 2014-1 Closing Date to (but excluding) the initial Payment Date for the Class A Notes.
“Class A Noteholder” means a Holder of a Class A Note.
“Class A Note Principal Balance” means, with respect to any Class A Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class A Note as of the Series 2014-1 Closing Date, over (y) the cumulative amount of all Class A Minimum Principal Payment Amounts, Class A Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class A Noteholder subsequent to the Series 2014-1 Closing Date.
“Class A Scheduled Principal Payment Amount” means, for the Class A Notes for any Payment Date, the excess, if any, of (x) the then Aggregate Class A Note Principal Balance (after giving effect to any payment of the Class A Minimum Principal Payment Amount actually paid on such Payment Date), over (y) the Scheduled Targeted Principal Balance for the Class A Notes for such Payment Date.
“Class A Scheduled Targeted Principal Balance” means, for the Class A Notes for any Payment Date, the amount set forth opposite such Payment Date on Schedule 2 hereto under the column titled “Class A”, as the amounts on Schedule 2 hereto may be amended from time to time in accordance with the provisions of this Supplement. For purposes of the Indenture and this Supplement, the Class A Scheduled Targeted Principal Balance is the “Scheduled Targeted Principal Balance” for the Class A Notes.
“Class A Supplemental Principal Payment Amount” means, for any Payment Date, the amount of any prepayment of the Class A Notes required pursuant to Section 205(a) of this Supplement. For purposes of the Indenture and this Supplement, the Class A Supplemental Principal Payment Amount is the “Supplemental Principal Payment Amount” with respect to the Class A Notes.
“Class B Advance Rate” means eighty-seven percent (87%).
“Class B Minimum Principal Payment Amount” means, for the Series 2014-1 Notes on any Payment Date, the excess, if any, of (x) the then Aggregate Class B Note Principal Balance over (y) the Class B Minimum Targeted Principal Balance for such Payment Date.
“Class B Minimum Targeted Principal Balance” means for the Class B Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column titled “Class B”, as the amounts on Schedule 1 hereto may be amended from time to time in accordance with the provisions of this Supplement. For purposes of the Indenture and this Supplement, the Class B Minimum Targeted Principal Balance is the “Minimum Targeted Principal Balance” for the Class B Notes.
“Class B Note Interest Payment” means, for the Class B Notes on each Payment Date, an amount equal to the product of (i) four and one-tenth of one percent (4.10%) per annum and (ii) the Aggregate Class B Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class B Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class B Note Principal Balance on the Series 2014-1 Closing Date). The Class B Note Interest Payment will be calculated on the basis of a 360 day year consisting of twelve thirty day months. For the initial Payment Date, interest will be calculated for calculated for twenty-three (23) representing the actual number of days elapsed from and including the Series 2014-1 Closing Date to (but excluding) the initial Payment Date for the Class B Notes.
“Class B Noteholder” means a Holder of a Class B Note.
“Class B Note Principal Balance” means, with respect to any Class B Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class B Note as of the Series 2014-1 Closing Date, over (y) the cumulative amount of all Class B Minimum Principal Payment Amounts, Class B Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class B Noteholder subsequent to the Series 2014-1 Closing Date.
“Class B Notes” shall have the meaning set forth in Section 201 hereof.
“Class B Scheduled Principal Payment Amount” means, for the Class B Notes for any Payment Date, the excess, if any, of (x) the then Aggregate Class B Note Principal Balance (after giving effect to any payment of the Class B Minimum Principal Payment Amount actually paid on such Payment Date), over (y) the Class B Scheduled Targeted Principal Balance for such Payment Date.
“Class B Scheduled Targeted Principal Balance” means, for the Class B Notes for any Payment Date, the amount set forth opposite such Payment Date on Schedule 2 hereto under the column titled “Class B”, as the amounts on Schedule 2 hereto may be amended from time to time in accordance with the provisions of this Supplement. For purposes of the Indenture and this Supplement, the Class B Scheduled Targeted Principal Balance is the “Scheduled Targeted Principal Balance” for the Class B Notes.
“Class B Supplemental Principal Payment Amount” means, for any Payment Date, the amount of any prepayment of the Class B Notes required pursuant to Section 205(b) of this Supplement. For purposes of the Indenture and this Supplement, the Class B Supplemental Principal Payment Amount is the “Supplemental Principal Payment Amount” with respect to the Class B Notes.
"Consolidated Cash Interest Expense" shall have the same meaning as set forth in Appendix A of the Indenture.
"Consolidated EBIT" shall have the same meaning as set forth in Appendix A of the Indenture.
"Consolidated EBIT to Consolidated Cash Interest Expense Ratio" shall have the same meaning as set forth in Appendix A of the Indenture.
“Control Party” means, with respect to Series 2014-1, the Majority of Holders of the Series 2014-1 Notes.
“Default Fee” means, for any Payment Date on which interest on overdue amounts is payable in accordance with the provisions of Section 203(b) hereof, an amount equal to the excess of (x) the total amount of interest payable on such Payment Date, including the amount of interest otherwise payable on such Payment Date pursuant to the provisions of Section 203(b), over (y) the amount of interest that would have been payable on such Payment Date if no payment default had occurred.
“Default Rate” means, for any date of determination and for any Series 2014-1 Note, an interest rate per annum equal to two percent (2.00%) over the interest rate per annum otherwise then applicable to such Note.
“Definitive Note” shall have the meaning set forth in Appendix A to the Indenture.
“Dollars” and the sign “$” mean lawful money of the United States of America.
“DTC” shall have the meaning set forth in Section 206.
“Eligible Currency Hedge Counterparty” means, with respect to Series 2014-1, any Currency Hedge Counterparty from time to time approved by the Control Party for Series 2014-1.
“Eligible Hedge Counterparty” means, with respect to Series 2014-1, any Hedge Counterparty from time to time approved by the Control Party for Series 2014-1.
“Eligible Interest Rate Hedge Counterparty” means, with respect to Series 2014-1, any Interest Rate Hedge Counterparty from time to time approved by the Control Party for Series 2014-1.
“Finance Lease Percentage Fee” means the management fee component applicable for Series 2014-1 with respect to Container Revenues for Finance Leases, which shall be five percent (5%).
“Initial Purchasers” means each of MLPFS, RBC and WFS.
“Institutional Accredited Investors” shall have the meaning set forth in Section 206.
“Issuance Date” means, for Series 2014-1 Notes, the Series 2014-1 Closing Date.
“Issuance Date Series 2014-1 Note Principal Balance” means the Aggregate Series 2014-1 Note Principal Balance on the Issuance Date of the Series 2014-1 Notes; this amount shall be Two Hundred Ninety One Million, Twenty Thousand Dollars ($291,020,000).
“Issuance Date Restricted Cash Amount” means the Series 2014-1 Restricted Cash Amount on the Issuance Date of the Series 2014-1 Notes; this amount shall be Seven Million, Seven Hundred Fifty Thousand, One Hundred Thirty Two Dollars and Fifty Cents ($7,750,132.50).
"Issuer EBIT" for any period, means the sum of Issuer Net Income, plus the following, without duplication, to the extent deducted in calculating such Issuer Net Income:
(1)    all income tax expense in respect of any net income generated by the Issuer;
(2)    interest expense of the Issuer;
(3)    depreciation and amortization charges of the Issuer relating to any increased depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions or the amortization or write-off of deferred debt or equity issuance costs;
(4)    all other non-cash charges of the Issuer (other than depreciation expense) minus, with respect to any such non-cash charge that was previously added in a prior period to calculate Issuer EBIT and that represents an accrual of or reserve for cash expenditures in any future period, any cash payments made during such period;
(5)    any non-capitalized costs incurred in connection with financings, the acquisition of Containers or dispositions (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness);
(6)    all non-cash expenses attributable to incentive arrangements;
(7)    to the extent that any portion of the Management Fee payable during such period was accrued and not paid during such period, the aggregate amount of expenses attributable to all payments or accruals of Management Fee during such period; and
(8)    any indemnity payments made (regardless of to whom such payments are made) pursuant to the Indenture;
in each case, for such period and as determined in accordance with GAAP.
“Issuer Net Income” means, for any period, the aggregate net income (or loss) of the Issuer for such period, determined in accordance with GAAP; provided, however, that there shall not be included in such Issuer Net Income:
(1)    any gain (or loss) realized upon the sale or other disposition of assets (other than Containers) of the Issuer (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business;
(2)    extraordinary gains or losses, as determined in accordance with GAAP;
(3)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
(4)    the cumulative effect of a change in accounting principles, as determined in accordance with GAAP;
(5)    any adjustments, restructuring costs, non-recurring expenses, non-recurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) incurred in connection with acquisitions of Containers; and
(6)    Systems/Organizational Establishment Expenses;
in each case, for such period.
“Majority of Holders” means, with respect to the Series 2014-1 Notes as of any date of determination: (A) so long as the Class A Notes are Outstanding, one or more Class A Noteholders holding in aggregate Class A Notes constituting more than fifty percent (50%) of the then Aggregate Class A Note Principal Balance; and (B) at all times not covered by clause (A), one or more Class B Noteholders holding in aggregate Class B Notes constituting more than fifty percent of the Aggregate Class B Note Principal Balance.
“Management Fee” means, for any Payment Date for the Series 2014-1 Notes, an amount equal to the sum of (A) the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the product of (x) the NOI Percentage Fee for Series 2014-1 and (y) the Net Operating Income for the preceding Collection Period (other than Container Revenues on Finance Leases), (B) the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the product of (x) Finance Lease Percentage Fee for Series 2014-1 and (y) the Container Revenues on Finance Leases for the preceding Collection Period and (C) the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the sum of all Disposition Fees for the preceding Collection Period.
“Minimum Principal Payment Amount” means, with respect to Series 2014-1, the Class A Minimum Principal Payment Amount and the Class B Minimum Principal Payment Amount.
"MLPFS" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“NOI Percentage Fee” means the management fee component applicable for Series 2014-1 with respect to Net Operating Income, which shall be nine percent (9%).
“Permanent Regulation S Global Notes” means the Permanent Regulation S Global Notes substantially in the form of Exhibit A-3.
“Permitted Payment Date Withdrawal” means (a) for any Payment Date other than the Series 2014-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2014-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the Class A Note Interest Payment and Class B Note Interest Payment due and payable on all Series 2014-1 Notes on such Payment Date, and (b) on the Series 2014-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2014-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the then Aggregate Series 2014-1 Note Principal Balance and accrued but unpaid Class A Note Interest Payment and Class B Note Interest Payment.
“Qualified Institutional Buyer” shall have the meaning set forth in Section 206.
“Rating Agency” means, for Series 2014-1, S&P.
"RBC" means RBC Capital Markets, LLC.
“Record Date” means, for the Series 2014-1 Notes for any Payment Date, the last Business Day of the calendar month immediately preceding such Payment Date or, in the case of the initial Payment Date for the Series 2014-1 Notes, the Series 2014-1 Closing Date.
“Regulation S” shall have the meaning set forth in Section 206 hereof.
“Regulation S Global Notes” means, collectively, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes
“Required Payments” for the Series 2014-1 Notes for any Payment Date has the meaning set forth in Section 201(f) hereof.
“Rule 144A” shall have the meaning set forth in Section 206 hereof.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.
“Scheduled Principal Payment Amount” means, with respect to Series 2014-1, the Class A Scheduled Principal Payment Amount and the Class B Scheduled Principal Payment Amount.
“Securities Act” means the Securities Act of 1933, as amended.
“Series 2014-1” means the Series of Notes the terms of which are specified in this Supplement.
“Series 2014-1 Advance Rate” means (i) with respect to the Class A Notes, the Class A Advance Rate and (ii) with respect to the Class B Notes, the Class B Advance Rate. For purposes of the Indenture and this Supplement, the Series 2014-1 Advance Rate is the “Advance Rate” for Series 2014-1.
“Series 2014-1 Asset Allocation Percentage” means, as of any date of determination, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:
(A) a fraction (expressed as a percentage), (1) the numerator of which is an amount, not less than zero, equal to (x) the then Aggregate Series 2014-1 Note Principal Balance minus (y) the amount of cash and Eligible Investments on deposit in the Series 2014-1 Restricted Cash Account on the immediately preceding Payment Date (determined after giving effect to all deposits to, and withdrawals from, the Series 2014-1 Restricted Cash Amount on such date), and (2) the denominator of which is 100% minus the Series 2014-1 Required Overcollateralization Percentage; and
(B) a percentage equal to the sum of the numerators (as calculated in clause (A) above) for all Series of Notes then Outstanding.
“Series 2014-1 Asset Base” means, as of any date of determination, an amount equal to the sum of (a) the product of (i) Series 2014-1 Asset Allocation Percentage in effect on such Determination Date, (ii) a percentage equal to 100% minus the Series 2014-1 Required Overcollateralization Percentage in effect on such Determination Date and (iii) the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month) and (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Eligible Containers which have not been outstanding for more than 60 days, plus (b) an amount equal to the sum of (i) the amount of cash and Eligible Investments on deposit in the Series 2014-1 Restricted Cash Account on such Determination Date, and (ii) an amount equal to the product of (x) the Series 2014-1 Asset Allocation Percentage in effect on such Determination Date and (y) the amount of cash and Eligible Investments on deposit in the Excess Funding Account on such Determination Date. For purposes of the Indenture and this Supplement, the Series 2014-1 Asset Base is the “Asset Base” for Series 2014-1.
“Series 2014-1 Available Funds” means, as of any Determination Date, an amount equal to the sum of (i) an amount equal to the product of (x) the Available Distribution Amount for the most recently completed Collection Period and (y) the Series 2014-1 Collection Allocation Percentage in effect on such Determination Date, (ii) all amounts transferred to the Series 2014-1 Series Account from the Series 2014-1 Restricted Cash Account on such Determination Date, (iii) if an Early Amortization Event shall have occurred and then be continuing, the amount of funds transferred to the Series 2014-1 Series Account from the Excess Funding Account on such Determination Date, and (iv) the amount of any Shared Available Funds (as defined in the Supplements for each other Series of Notes then Outstanding) deposited to the Series 2014-1 Series Account on such Determination Date in accordance with the terms of the Supplement for each other Series of Notes then Outstanding. For purposes of the Indenture and this Supplement, the Series 2014-1 Available Funds constitutes the “Available Funds” for Series 2014-1.
“Series 2014-1 Back-up Manager Event” shall have the meaning set forth in Section 402(ii) hereof.
“Series 2014-1 Cash Interest Expense” means, with respect to Series 2014-1 for any period, an amount equal to the difference of (1) the Series 2014-1 Interest Expense for such period minus (2) to the extent included in clause (1), (i) amortization or write off of debt issuance or deferred financing costs, (ii) any non-cash interest expense related to any interest expense that has not been paid in cash, and (iii) any incremental non-cash interest expense incurred as the result of an accounting change that occurs after the Series 2014-1 Closing Date, plus (3) without duplication of amounts included in clause (1), cash interest payments made in such period that were deducted from Series 2014-1 Cash Interest Expense in a prior period.
“Series 2014-1 Class A Asset Base” means, as of any Determination Date, an amount equal to the product of (i) 0.9310344828 (i.e., 81/87ths) and (ii) the Series 2014-1 Asset Base.
“Series 2014-1 Closing Date” means February 27, 2014.
“Series 2014-1 Collection Allocation Percentage” means, for Series 2014-1 Notes as of any date of determination, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:
(A) the Series 2014-1 Invested Amount; and
(B) the Aggregate Series Invested Amount (exclusive of the Invested Amount for any Liquidation Deficiency Series).
For purposes of the Indenture and this Supplement, the Series 2014-1 Collection Allocation Percentage constitutes the “Series Collection Allocation Percentage” for Series 2014-1.
“Series 2014-1 EBIT” for any period, means the product of (a) Issuer EBIT and (b) the Series 2014-1 Asset Allocation Percentage. With respect to the calculation of the Series 2014-1 EBIT for the quarter ending March 31, 2014, any of the foregoing that was accrued on or after February 1, 2014 shall be included in such calculation.
“Series 2014-1 EBIT to Series 2014-1 Cash Interest Expense Ratio” means, as of the last date of the fiscal quarter preceding any date of determination, commencing with the fiscal quarter ending December 31, 2014, means the ratio of (a) the aggregate amount of the Series 2014-1 EBIT for the most recent four consecutive fiscal quarters ending on or prior to such date of determination, to (b) Series 2014-1 Cash Interest Expense for such four fiscal quarters.
“Series 2014-1 Excess Concentration Percentage” means, as of any Determination Date, an amount equal to the sum of the following percentages:
(a)    Maximum Concentration of Dry Freight Special Containers. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers that are Specialized Containers (other than refrigerated Containers) divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty five percent (25%);
(b)    Maximum Concentration of Finance Leases (Total). The percentage by which (x) the sum of the Net Book Values of all Eligible Containers that are subject to a Finance Lease divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty percent (20%);
(c)    Maximum Concentration of Finance Leases (Single). The percentage by which (x) the sum of the Net Book Values of all Eligible Containers then on Lease to any single lessee that are subject to a Finance Lease divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) either (A) five percent (5%) for all lessees other than MSC or (B) fifteen percent (15%) for MSC;
(d)    Maximum Concentration of Non-Monthly Rental Payments. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers subject to Lease Agreements for which rentals are payable less frequently than monthly divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) five percent (5%);
(e)    Maximum Concentration of Non-U.S. Currency Rentals. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers subject to Lease Agreements for which rentals are payable in a currency other than Dollars and which are not the subject of a Currency Hedge Agreement divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) two percent (2%);
(f)    Maximum Concentration of Non-Marine Cargo Users. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers subject to Lease Agreements under which the lessee is a Person that is not a marine cargo user divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) seven percent (7%);
(g)    Maximum Concentration of any Three Lessees. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any three lessees divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) sixty percent (60%); and
(h)    Maximum Concentration of a Single Lessee. The percentage by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee divided by the Aggregate Net Book Value, expressed as a percentage, exceeds either (a) with respect to any of the lessees set forth in Schedule 3 hereto, the percentage of the Aggregate Net Book Value set opposite the name of such lessee on such schedule or (b) with respect to any lessee not covered by clause (a), seven percent (7%).
For purposes of the Indenture and this Supplement, the Series 2014-1 Excess Concentration Percentage is the “Excess Concentration Percentage” for Series 2014-1.
“Series 2014-1 Expected Final Maturity Date” means the Payment Date in February 2024. For purposes of the Indenture and this Supplement, the Series 2014-1 Expected Final Maturity Date is the “Expected Final Maturity Date” for Series 2014-1.
“Series 2014-1 Interest Expense” means, with respect to the Series 2014-1 Notes for any period, the aggregate of the interest expense of the Issuer for such period with respect to the Series 2014-1 Notes, as determined in accordance with GAAP, and including, without duplication, all amortization or accretion of original issue discount with respect to the Series 2014-1 Notes.
“Series 2014-1 Invested Amount” means, as of any date of determination for the Series 2014-1 Notes, one of the following: (a) if no Early Amortization Event for such Series is then continuing, an amount equal to (x) the Issuance Date Series 2014-1 Note Principal Balance minus the Issuance Date Restricted Cash Amount for Series 2014-1, divided by (y) 100% minus the Series 2014-1 Required Overcollateralization Percentage in effect on such date; or (b) at all times not covered by clause (a), an amount, not less than zero, equal to (x) the then Aggregate Series 2014-1 Note Principal Balance minus the amount then on deposit in the Series 2014-1 Restricted Cash Account on such Determination Date divided by (y) 100% minus the Series 2014-1 Required Overcollateralization Percentage at the time the Early Amortization Event for Series 2014-1 or Event of Default for Series 2014-1 initially occurred.
For purposes of the Indenture and this Supplement, the Series 2014-1 Invested Amount is the “Series Invested Amount” for Series 2014-1.
“Series 2014-1 Legal Final Maturity Date” means the Payment Date in February 2039. For purposes of the Indenture and this Supplement, the Series 2014-1 Legal Final Maturity Date is the “Legal Final Maturity Date” for Series 2014-1.
“Series 2014-1 Manager Default” shall have the meaning set forth in Section 402(i) hereof.
“Series 2014-1 Note” means any one of the notes issued pursuant to the terms of Section 201(a) of this Supplement, substantially in the form of any of Exhibit A-1, A-2, A-3 or A-4 to this Supplement.
“Series 2014-1 Note Purchase Agreement” means the Series 2014-1 Note Purchase Agreement, dated as of February 19, 2014, among the Issuer, the Manager and the Initial Purchasers.
“Series 2014-1 Noteholder” means, at any time of determination for the Series 2014-1 Notes, any Person in whose name a Series 2014-1 Note is registered in the Note Register.
“Series 2014-1 Required Overcollateralization Percentage” means, as of any date of determination, an amount equal to (a) one hundred percent (100%), minus (b) the Class B Advance Rate for so long as the Class B Notes are Outstanding, plus (c) the Series 2014-1 Excess Concentration Percentage. For purposes of the Indenture and this Supplement, the Series 2014-1 Required Overcollateralization Percentage is the “Required Overcollateralization Percentage” for Series 2014-1.
“Series 2014-1 Restricted Cash Account” means the account of that name established in accordance with Section 304 of this Supplement. For purposes of the Indenture and this Supplement, the Series 2014-1 Restricted Cash Account is the “Restricted Cash Account” for Series 2014-1.
“Series 2014-1 Restricted Cash Amount” means, as of any date of determination, the amount required to be deposited or maintained in the Series 2014-1 Restricted Cash Account, which shall be equal to the product of (a) nine (9), (b) one-twelfth (1/12), (c) the weighted average (based on unpaid principal balances) of the annual rates of interest payable by the Issuer on all Class A Notes and all Class B Notes then Outstanding and (d) the then Aggregate Series 2014-1 Note Principal Balance, calculated after giving effect to all principal payments actually paid on all Class A Notes and all Class B Notes on such date.
For purposes of the Indenture and this Supplement, the Series 2014-1 Restricted Cash Amount is the “Series Restricted Cash Amount” for Series 2014-1.
“Series 2014-1 Series Account” means the account of that name established in accordance with Section 301 hereof.
“Series 2014-1 Transaction Documents” means any and all of the Indenture, this Supplement, the Series 2014-1 Notes, the Series 2014-1 Note Purchase Agreement, the Management Agreement, the Contribution and Sale Agreement, the Transition Agent Agreement, any Hedge Agreement and all other Transaction Documents and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2014-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.
“Shared Available Funds” means, for the Series 2014-1 Notes on any date of determination, the portion of the Series 2014-1 Available Funds remaining after giving effect to all distributions required pursuant to Section 303, (i) Part I clauses (1) through (15), inclusive, (ii) Part II clauses (1) through (13) inclusive, and (iii) Part III, clauses (1) through (12) inclusive.
“Supplemental Principal Payment Amount” means, with respect to Series 2014-1, the Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount.
“Temporary Regulation S Global Notes” means the Temporary Regulation S Global Notes substantially in the form of Exhibit A-2.
“Transferor” shall have the meaning set forth in Section 206 hereof.
“U.S. Person” shall have the meaning set forth in Section 206 hereof.
"WFS" means Wells Fargo Securities, LLC.
"Weighted Average Age" shall have the meaning as set forth in Appendix A of the Indenture.
(a)    Capitalized terms used herein and not otherwise defined shall have the meaning set forth in Appendix A to the Indenture or, if not defined therein, as defined in the Series 2014-1 Note Purchase Agreement. The rules of usage set forth in such Appendix A shall apply to this Supplement.
(b)    Unless otherwise specified herein, any calculation of the Series 2014-1 Asset Allocation Percentage, the Series 2014-1 Collection Allocation Percentage and/or the Series 2014-1 Required Overcollateralization Percentage for the purpose of making any distributions pursuant to Section 303 in this Supplement shall be made on the Determination Date immediately preceding the related Payment Date.
ARTICLE II

Creation of the Series 2014-1 Notes
Section 201.    Designation. (%3) There is hereby created a Series of Notes to be issued in two Classes pursuant to the Indenture and this Supplement to be known respectively as “TAL Advantage V LLC Fixed Rate Asset-Backed Class A Notes, Series 2014-1” (the “Class A Notes”) and “TAL Advantage V LLC Fixed Rate Asset-Backed Class B Notes, Series 2014-1” (the “Class B Notes”). The Class A Notes will be issued in the initial principal balance of Two Hundred Seventy Million, Nine Hundred Thousand Dollars ($270,900,000), and the Class B Notes will be issued in the initial principal balance of Twenty Million, One Hundred Twenty Thousand Dollars ($20,120,000). Payments of interest on the Class A Notes will have priority over the payment of interest on the Class B Notes as set forth in this Supplement. Payments of principal of the Class A Notes will have priority over the payment of principal on the Class B Notes as set forth in this Supplement. The Class A Notes will be Senior Notes and the Class B Notes will be Subordinated Notes.
(a)    The Payment Date with respect to the Series 2014-1 Notes shall be the twentieth (20th) calendar day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing March 20, 2014.
(b)    The initial Collection Period with respect to the Series 2014-1 Notes shall commence on February 1, 2014 and end on February 28, 2014.
(c)    Payments of principal and interest on the Series 2014-1 Notes shall be payable from funds on deposit in the Series 2014-1 Series Account or otherwise at the times and in the amounts set forth in Section 806 of the Indenture and Article III of this Supplement. The unpaid principal balances of the Series 2014-1 Notes are expected to be repaid in full by the Series 2014-1 Expected Final Maturity Date.
(d)    The Series 2014-1 Notes are classified as “Term Notes”, as such term is used in the Indenture. The Existing Commitment as such term is used in the Indenture, for the 2014-1 Notes, shall at all times be equal to the Aggregate Series 2014-1 Note Principal Balance as of such date of determination.
(e)    The “Required Payments” for the Series 2014-1 Notes shall be one of the following: (A) if neither an Early Amortization Event for Series 2014-1 or an Event of Default for Series 2014-1 is then continuing, the payments specified in clauses (1) through (15) inclusive in Part I of Section 303 of this Supplement, (B) if an Early Amortization Event for Series 2014-1 shall then be continuing but no Event of Default for Series 2014-1 shall then be continuing (or an Event of Default for Series 2014-1 is continuing but the Series 2014-1 Notes have not been accelerated in accordance with the Indenture), the payments set forth in clauses (1) through (18) (but not including clause 14) inclusive in Part II of Section 303 of this Supplement, or (C) if an Event of Default for Series 2014-1 shall then be continuing and the Series 2014-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled, the payments set forth in clauses (1) through (17) (but not including clause 13) inclusive in Part III of Section 303 of this Supplement. All such Required Payments shall be paid in ascending numerical order corresponding to the numbering of the clauses set forth in such Section with no payment being made to a clause having a higher numeric value until all payments outlined in any clause having a lower numeric value have been paid in full.
(f)    In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.
Section 202.    Authentication and Delivery.
(a)    On the Series 2014-1 Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate (by manual or facsimile signature), subject to compliance with the conditions precedent set forth in Section 501 hereof, the Series 2014-1 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 501 hereof, shall deliver such Series 2014-1 Notes to the Initial Purchasers in accordance with such written directions.
(b)    In accordance with Section 202 of the Indenture, the Series 2014-1 Notes sold in reliance on Rule 144A shall be represented by one or more Rule 144A Global Notes. Any Series 2014-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Global Notes. Any Series 2014-1 Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes.
(c)    The Series 2014-1 Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any authorized officer or manager of the Issuer and shall be substantially in the forms of Exhibit A-1, A‑2, A-3 and A-4 hereto, as applicable.
(d)    The Series 2014-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.
Section 203.    Interest Payments on the Series 2014-1 Notes.
(a)    Interest on Series 2014-1 Notes. Interest will accrue on the Series 2014-1 Notes during each Interest Accrual Period and will be due and payable (i) on each Class A Note in an amount equal to the Class A Note Interest Payment, and (ii) on each Class B Note in an amount equal to the Class B Note Interest Payment. Such Class A Note Interest Payment and Class B Note Interest Payment shall be payable on each Payment Date from amounts on deposit in the Series 2014-1 Series Account in accordance with Section 303 hereof. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the Default Rate, shall be due and payable on the immediately succeeding Payment Date.
(b)    Interest on Overdue Amounts. If the Issuer shall default in the payment of (i) the unpaid principal balance of any Series 2014-1 Notes on the Series 2014-1 Legal Final Maturity Date, (ii) any Class A Note Interest Payment on any Class A Note due on any Payment Date, (iii) any Class B Note Interest Payment on any Class B Note due on any Payment Date, or (iv) following the acceleration of the Series 2014-1 Notes in accordance with the terms of the Indenture, any other amount owing under the Indenture not covered in clauses (i), (ii) and (iii) which is not paid when due, the Issuer shall from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), at the Default Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to, but not including, the date of actual payment thereof. Any such Default Fees shall be payable at the times and subject to the priorities set forth in Section 303 hereof.
(c)    Maximum Interest Rate. In no event shall the interest charged with respect to a Series 2014-1 Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to the Series 2014-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2014-1 Note shall be limited to the maximum rate permitted by Applicable Law.
Section 204.    Principal Payments on the Series 2014-1 Notes.
(a)    The principal balance of the Class A Notes shall be payable on each Payment Date from amounts on deposit in the Series 2014-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing and no Event of Default is continuing, the sum of the Class A Minimum Principal Payment Amount and the Class A Scheduled Principal Payment Amount for such Payment Date, to the extent that funds are available for such purpose in accordance with the provisions of part (I) of Section 303 hereof, or (ii) if an Early Amortization Event for Series 2014-1 is then continuing but no Event of Default for Series 2014-1 is continuing (or an Event of Default for Series 2014-1 is continuing but the Series 2014-1 Notes have not been accelerated in accordance with the provisions of Section 802 of the Indenture), the then unpaid Aggregate Class A Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Part (II) of Section 303 hereof.
(b)    The principal balance of the Class B Notes shall be payable on each Payment Date from amounts on deposit in the Series 2014-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing and no Event of Default is continuing, the sum of the Class B Minimum Principal Payment Amount and the Class B Scheduled Principal Payment Amount for such Payment Date, to the extent that funds are available for such purpose in accordance with the provisions of part (I) of Section 303 hereof, or (ii) if an Early Amortization Event for Series 2014-1 is then continuing but no Event of Default for Series 2014-1 is continuing (or an Event of Default for Series 2014-1 is continuing but the Series 2014-1 Notes have not been accelerated in accordance with the provisions of Section 802 of the Indenture), the then unpaid Aggregate Class B Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Part (II) of Section 303 hereof.
(c)    The unpaid principal amount of each Series 2014-1 Note together with all unpaid interest (including all Default Fees), fees, expenses, costs and other amounts payable by the Issuer to the Series 2014-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2014-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture and (y) the Series 2014-1 Legal Final Maturity Date.
Section 205.    Prepayment of Principal on the Series 2014-1 Notes.
(a)    The Issuer shall be required to prepay the Aggregate Class A Note Principal Balance on any Payment Date in the amount of, and to the extent that, on such Payment Date the Aggregate Class A Note Principal Balance (calculated after giving effect to all Class A Minimum Principal Payment Amounts and Class A Scheduled Principal Payment Amounts actually paid on such Payment Date) exceeds an amount equal to the Series 2014-1 Class A Asset Base (determined as of the last day of the month immediately preceding such Payment Date). Such Class A Supplemental Principal Payment Amount shall be paid in accordance with the priority of payments set forth in Section 303 hereof. The provision of this Section 205(a) shall be applied before any payments are made pursuant to Section 205(b). The calculation of such Class A Supplemental Principal Payment Amount shall be evidenced by the Asset Base Certificate received by the Indenture Trustee on or before the applicable Determination Date.
(b)    The Issuer shall be required to prepay the Aggregate Class B Note Principal Balance on any Payment Date in the amount of, and to the extent that, on such Payment Date the Aggregate Series 2014-1 Note Principal Balance (calculated after giving effect to all Class A Minimum Principal Payment Amounts, Class A Scheduled Principal Payment Amounts, Class A Supplemental Principal Payment Amounts, Class B Minimum Principal Payment Amounts and Class B Scheduled Principal Payment Amounts actually paid on such Payment Date) exceeds the Series 2014-1 Asset Base (measured as of the last day of the immediately preceding month). Such Class B Supplemental Principal Payment Amount shall be paid in accordance with the priority of payments set forth in Section 303 hereof. The calculation of such Class B Supplemental Principal Payment Amount shall be evidenced by the Asset Base Certificate received by the Indenture Trustee on or before the applicable Determination Date.
(c)    On the Payment Date occurring in February 2016 and on each Payment Date thereafter, the Issuer will have the option to prepay, all, or a portion of, the Aggregate Series 2014-1 Note Principal Balance of the Series 2014-1 Notes in a minimum amount of One Hundred Thousand Dollars ($100,000); provided, however, that no such optional prepayment shall be made with respect to (i) the Class B Notes so long as any Class A Notes are Outstanding. or (ii) any Series 2014-1 Notes prior to the Payment Date occurring in February 2016. Nothing contained herein shall prohibit the payment on any Payment Date of any Class A Supplemental Principal Payment Amount or Class B Supplemental Principal Payment Amount in accordance with the terms of this Supplement on any Payment Date. Any such Prepayment of all, or a portion of, the Aggregate Series 2014-1 Note Principal Balance shall also include accrued interest to the date of Prepayment on the principal balance being prepaid. The Issuer may not make such Prepayment from funds in the Trust Account, the Series 2014-1 Series Account or the Series 2014-1 Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer or available to prepay the Aggregate Series 2014-1 Note Principal Balance in accordance with the terms of the Indenture and this Supplement.
(d)    Any optional Prepayments, Class A Supplemental Principal Payment Amounts, Class B Supplemental Principal Payment Amounts or accelerated principal payments received during the continuation of an Early Amortization Event (if such Early Amortization Event is subsequently cured and/or waived) applied to the Series 2014-1 Notes will be applied to reduce, on a prorated basis, the Class A Minimum Targeted Principal Balances, Class A Scheduled Targeted Principal Balances, Class B Minimum Targeted Principal Balances and/or Class B Scheduled Targeted Principal Balances in respect of each subsequent Payment Date.
(e)    The Issuer shall provide not less than two (2) Business Days’ prior written notice of any Prepayment to the Indenture Trustee (which notice shall be included as part of the applicable Manager Report), and the Indenture Trustee shall promptly forward a copy of such notice to the Series 2014-1 Noteholders (which may consist of posting such Manager Report to the Indenture Trustee password-protected website in accordance with Section 304 of the Indenture).
Section 206.    Restrictions on Transfer. (%3) On the Series 2014-1 Closing Date, the Issuer shall sell the Series 2014-1 Notes to the Initial Purchasers pursuant to the Series 2014-1 Note Purchase Agreement and deliver such Series 2014-1 Notes in accordance herewith and therewith. Thereafter, no Series 2014-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:
(i)    to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A promulgated thereunder (“Rule 144A”);
(ii)    in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”);
(iii)    to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”) that take delivery of such Series 2014-1 Note in an amount of at least $250,000 and that deliver an investment letter substantially in the form of Exhibit F to the Indenture to the Indenture Trustee; or
(iv)    to a Person who is taking delivery of such Series 2014-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel by such Person or its transferor addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer.
The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2014-1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the Indenture Trustee shall enforce the applicable transfer restrictions in accordance with the terms set forth in this Section 206(a).
(b)    Each purchaser (other than the Initial Purchasers) of the Series 2014-1 Notes (including any purchaser, other than the Initial Purchasers, of an interest in the Series 2014-1 Notes which are Global Notes) shall be deemed to have acknowledged and agreed as follows:
(I)    It is (A) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) and is acquiring such Series 2014-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2014-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in clause (VI) below or (C) not a U.S. Person as defined in Regulation S (a “U.S. Person”) and is acquiring such Series 2014-1 Notes outside of the United States.
(II)    It is purchasing one or more Series 2014-1 Notes in an amount of at least $250,000 and it understands that such Series 2014-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $250,000.
(III)    It represents and warrants to the Issuer, the Indenture Trustee and the Initial Purchasers, that either (i) it is not acquiring any Series 2014-1 Note with the plan assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2014-1 Notes are rated investment grade or better and such person believes that such Series 2014-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the applicable Series 2014-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law. Alternatively, regardless of the rating of the Series 2014-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2014-1 Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar applicable law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.
(IV)    It understands that the Series 2014-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2014-1 Notes, such Series 2014-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2014-1 Notes in an amount of at least $250,000, and delivers an investment letter to the Indenture Trustee substantially in the form of Exhibit F to the Indenture or (B) to a Person that is taking delivery of such Series 2014-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an opinion of counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.
(V)    It is not a Competitor.
(VI)    It understands that each Series 2014-1 Note shall bear a legend substantially to the following effect:
[For Book‑Entry Notes Only: UNLESS THIS SERIES 2014-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2014-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
THIS SERIES 2014-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2014-1 NOTE, AGREES THAT SUCH SERIES 2014-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.
EACH PURCHASER AND TRANSFEREE OF A SERIES 2014-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2014-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2014-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2014-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2014-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW. ALTERNATIVELY, REGARDLESS OF THE RATING OF SERIES 2014-1 NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE ISSUER WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH SERIES 2014-1 NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW, AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.
THIS SERIES 2014-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
(VII)    Each investor described in Section 206(a)(ii) understands that the Series 2014-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2014-1 Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2014-1 Notes and (ii) the Series 2014-1 Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Temporary Regulation S Global Notes for beneficial interests in the related Permanent Regulation S Global Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.
(VIII)        The Temporary Regulation S Global Notes representing the Series 2014-1 Notes sold to each investor described in Section 206(a)(B) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law:
[FOR REGULATION S GLOBAL NOTES ONLY:
EACH INVESTOR PURCHASING THIS SERIES 2014-1 NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE SERIES 2014-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2014-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2014-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2014-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.]
(IX)    The Indenture Trustee shall not permit the transfer of any Series 2014-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers a completed investment letter to the Indenture Trustee substantially in the form of Exhibit F to the Indenture, or (ii) to a Person other than a Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee, the Issuer and the Transferor, to the effect that the transferee is taking delivery of the Series 2014-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the Transferor.
(c)    A document substantially in the form of Exhibit(s) B through F hereto, as appropriate, shall be completed in connection with any transfer of the Series 2014-1 Notes.
Section 207.    Grant of Security Interest. (%3) In order to secure and provide for the repayment and payment of the Series 2014-1 Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2014-1 Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or accrued): (i) the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account; (ii) all funds on deposit Series 2014-1 Restricted Cash Account and Series 2014-1 Series Account and all Security Entitlements credited thereto from time to time; (iii) all investments made at any time and from time to time with monies in the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (items described in clauses (i) through (vi) collectively, the “Series 2014-1 Collateral”). The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account and in all proceeds thereof, and shall be the only person authorized to originate Entitlement Orders with respect thereto.
(a)    Upon the occurrence of an Event of Default of the type described in Section 802(b) of the Indenture, the Control Party for Series 2014-1 shall direct the exercise of remedies with respect to the Series 2014-1 Collateral.
(b)    The Control Party (or other specified percentage of Series 2014-1 Noteholders) make direct a partial sale of Managed Containers and Leases included in the Collateral in accordance with the provision of Article VIII of the Indenture.
ARTICLE III

Series 2014-1 Series Account and
Allocation and Application of Amounts Therein
Section 301.    Series 2014-1 Series Account. The Issuer shall establish on the Series 2014-1 Closing Date and maintain, so long as any Series 2014-1 Note is Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Series 2014-1 Series Account, which account shall be pledged to the Indenture Trustee for the benefit of the Series 2014-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by, or for the benefit, of the Series 2014-1 Noteholders from the Trust Account and the Excess Funding Account, shall be accumulated in, and withdrawn from, the Series 2014-1 Series Account in accordance with the provisions of the Indenture and this Supplement.
Section 302.    Investment of Funds. Any funds on deposit in the Series 2014-1 Series Account and the Series 2014-1 Restricted Cash Account shall be invested in the same manner as the funds deposited and held in the Trust Account and the Excess Funding Account and in any event in accordance with the provisions of Section 303 of the Indenture.
Section 303.    Distributions from Series 2014-1 Series Account. On each Payment Date and on each other date on which any payment is to be made with respect to the Series 2014-1 Notes in accordance with Sections 203, 204 or 205 hereof, based on the Manager Report (upon which the Indenture Trustee may conclusively rely) the Indenture Trustee shall distribute the Series 2014-1 Available Funds then on deposit in the Series 2014-1 Series Account in accordance with the provisions of either subsection (I), (II) or (III) of this Section 303.
(I)    If neither an Early Amortization Event for Series 2014-1 nor an Event of Default for Series 2014-1 shall have occurred and shall then be continuing:

(1)
To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2014-1 Notes (subject to a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture;

(2)
To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) $25,000 per annum);

(3)
To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2014-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2014-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

(4)
To the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(5)
To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable (not to exceed $6,000 per annum for the Series 2014-1 Notes) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Transition Agent including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable;

(6)
To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(7)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class A Note Interest Payment (exclusive of Default Fees on the Class A Notes) for such Payment Date;

(8)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class B Note Interest Payment (exclusive of Default Fees on the Class B Notes) for such Payment Date;

(9)
To the Series 2014-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2014-1 Restricted Cash Account, is equal to the Series 2014-1 Restricted Cash Amount for such Payment Date;

(10)
To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class A Minimum Principal Payment Amount for the Class A Notes on such Payment Date;

(11)
To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class A Scheduled Principal Payment Amount for the Class A Notes on such Payment Date;

(12)
To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class A Supplemental Principal Payment Amount for the Class A Notes on such Payment Date;

(13)
To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class B Minimum Principal Payment Amount for the Class B Notes on such Payment Date;

(14)
To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class B Scheduled Principal Payment Amount for the Class B Notes on such Payment Date;

(15)
To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class B Supplemental Principal Payment Amount for the Class B Notes on such Payment Date;

(16)
To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2014-1 Notes), all remaining Series 2014-1 Available Funds to be allocated to such other Series of Notes in accordance with Section 305 of this Supplement;

(17)
To each Class A Noteholder on the immediately preceding Record Date, on a pro rata basis an amount equal to Default Fees (if any) on the Class A Notes and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2014-1 Transaction Documents;

(18)
To each Class B Noteholder on the immediately preceding Record Date, on a pro rata basis an amount equal to Default Fees on the Class B Notes (if any) and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2014-1 Transaction Documents;

(19)
To each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereto and (ii) to the Back-up Manager, any amounts then due and payable thereto, in each case in accordance with the Transaction Documents and after giving effect to the payment made pursuant to clause (5) above;

(20)
To the Indenture Trustee, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee, after giving effect to the payment made pursuant to clause (1) above;

(21)	To the Director Services Provider in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(22)
To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any officer and director indemnity payments required to be made by the Manager;

(23)
If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account made pursuant to this clause (23), any remaining Series 2014-1 Available Funds will be deposited into the Excess Funding Account until such condition is remedied; and

(24)	To the Issuer, any remaining Series 2014-1 Available Funds.
(I)    If an Early Amortization Event for Series 2014-1 shall then be continuing, but no Event of Default for Series 2014-1 shall then be continuing (or an Event of Default for Series 2014-1 is continuing but the Series 2014-1 Notes have not been accelerated in accordance with Section 802 of the Indenture):

(25)
To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2014-1 Notes (subject to a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture;

(26)
To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) $25,000 per annum);

(27)
To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2014-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2014-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

(28)
To the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(29)
To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable (not to exceed $6,000 per annum for the Series 2014-1 Notes) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Transition Agent including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable;

(30)
To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(31)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its pro rata portion of the Class A Note Interest Payment (exclusive of any Default Fees on the Class A Notes) for such Payment Date;

(32)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its pro rata portion of the Class B Note Interest Payment (exclusive of any Default Fees on the Class B Notes) for such Payment Date;

(33)
To the Series 2014-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2014-1 Restricted Cash Account, is equal to the Series 2014-1 Restricted Cash Amount for such Payment Date;

(34)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2014-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(35)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2014-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(36)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all Default Fees on the Class A Note and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2014-1 Transaction Documents;

(37)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all Default Fees and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2014-1 Transaction Documents;

(1)
To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2014-1 Notes), all remaining Series 2014-1 Available Funds to be allocated to such other Series of Notes in accordance with Section 305 of this Supplement; and

(2)
To each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereto and (ii) to the Back-up Manager, any amounts then due and payable thereto, in each case in accordance with the Transaction Documents and after giving effect to the payment made pursuant to clause (5) above;

(3)
To the Indenture Trustee, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee, after giving effect to the payment made pursuant to clause (1) above;

(4)	To the Director Services Provider in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(5)
To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any officer and director indemnity payments required to be made by the Manager;

(6)
If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (19)), any remaining Series 2014-1 Available Funds will be deposited into the Excess Funding Account until such condition is remedied; and

(7)	To the Issuer, any remaining Series 2014-1 Available Funds.
(II)    If an Event of Default for Series 2014-1 shall have occurred and then be continuing and the Series 2014-1 Notes have been accelerated in accordance with Section 802 of the Indenture and such consequence shall not have been rescinded or annulled:

(1)
To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2014-1 Notes (subject to a per annum dollar limitation of $75,000) and (B) an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture;

(2)
To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) $25,000 per annum);

(3)
To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2014-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2014-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents;

(4)
To the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(5)
To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable (not to exceed $6,000 per annum for the Series 2014-1 Notes) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Transition Agent including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable;

(6)
To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) One Hundred Thousand Dollars ($100,000);

(7)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its pro rata portion of the Class A Note Interest Payment (exclusive of any Default Fees on the Class A Notes) for such Payment Date;

(8)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its pro rata portion of the Class B Note Interest Payment (exclusive of any Default Fees on the Class B Notes) for such Payment Date;

(9)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2014-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(10)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2014-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(11)
To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all Default Fees on the Class A Note and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the terms of the Series 2014-1 Transaction Documents;

(12)
To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all Default Fees on the Class B Notes and all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the terms of the Series 2014-1 Transaction Documents;

(13)
To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2014-1 Notes), all remaining Series 2014-1 Available Funds to be allocated to such other Series of Notes in accordance with Section 305 of this Supplement;

(14)
To each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereto and (ii) to the Back-up Manager, any amounts then due and payable thereto, in each case in accordance with the Transaction Documents and after giving effect to the payment made pursuant to clause (5) above;

(15)
To the Indenture Trustee, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee, after giving effect to the payment made pursuant to clause (1) above;

(16)	To the Director Services Provider in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(17)
To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (i) the Series 2014-1 Asset Allocation Percentage and (ii) the amount of any officer and director indemnity payments required to be made by the Manager;

(18)
If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (18)), any remaining Series 2014-1 Available Funds will be deposited into the Excess Funding Account until such condition is remedied; and

(19)	To the Issuer, any remaining Series 2014-1 Available Funds.
Any amounts payable to a Series 2014-1 Noteholder pursuant to this Section 303 shall be made by wire transfer of immediately available funds to the account that such Series 2014-1 Noteholder has designated to the Indenture Trustee in writing at least five Business Days prior to the applicable Payment Date. Any amounts payable by the Issuer hereunder are contingent upon the availability of funds to make such payment in accordance with the provisions of this Section 303 and, to the extent such funds are not available, shall not constitute a “Claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings involving the Issuer in the event that such amounts are not paid in accordance with Section 303 of this Supplement.
Section 304.    Series 2014-1 Restricted Cash Account. (%3) The Issuer shall establish on or prior to the Series 2014-1 Closing Date, and shall thereafter maintain so long as any Series 2014-1 Note remains Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Series 2014-1 Restricted Cash Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2014-1 Noteholders pursuant to the terms of this Supplement. On the Series 2014-1 Closing Date, the Issuer will deposit (or cause to be deposited) into the Series 2014-1 Restricted Cash Account an amount equal to the Series 2014-1 Restricted Cash Amount, and amounts thereafter shall be deposited in the Series 2014-1 Restricted Cash Account in accordance with Section 303 of this Supplement. The Series 2014-1 Restricted Cash Account shall only be relocated to another financial institution in accordance with the express provisions of Section 303(c) of the Indenture. Any and all monies on deposit in the Series 2014-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Section 304.
(f)    On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), withdraw from the Series 2014-1 Restricted Cash Account and deposit into the Series 2014-1 Series Account an amount equal to the Permitted Payment Date Withdrawal (determined after giving effect to all other deposits to the Series 2014-1 Series Account (other than funds transferred from the Series 2014-1 Restricted Cash Account)) on or prior to such Determination Date. If the amounts on deposit in the Series 2014-1 Restricted Cash Account are not sufficient to pay in full the Permitted Payment Date Withdrawals for any Payment Date, the amounts available shall be allocated first to pay the amounts owing to the Class A Noteholders before any payments are made to the Class B Noteholders. Amounts transferred to the Series 2014-1 Series Account pursuant to the provisions of this Section 304(b) may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawal”.
(g)    On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), deposit in the Series 2014-1 Series Account for distribution in accordance with the terms of this Supplement the excess, if any, of (i) the amounts then on deposit in the Series 2014-1 Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), over (ii) an amount equal to the Series 2014-1 Restricted Cash Amount for such Payment Date. On the Series 2014-1 Legal Final Maturity Date or, at the direction of the Control Party upon the occurrence of an Event of Default, any remaining funds in the Series 2014-1 Restricted Cash Account will be deposited in the Series 2014-1 Series Account and be distributed in accordance with Section 303 of this Supplement.
(h)    If on any Payment Date the aggregate amount of cash and Eligible Investments then on deposit in the Series 2014-1 Restricted Cash Account is equal to, or greater than, the Aggregate Series 2014-1 Note Principal Balance (determined after giving effect to (A) if neither an Early Amortization Event nor an Event of Default has occurred, the priority of payments set forth in clauses (1) - (15) of Part (I) of Section 303 paid on such date; or (B) if an Early Amortization Event is occurring, the priority of payments set forth in clauses (1) - (13) of Part (II) of Section 303 paid on such date), the Indenture Trustee shall, in accordance with the Manager Report, make part of Available Funds all amounts in the Restricted Cash Account and prepay in full on such Payment Date the then unpaid principal balance of, and accrued interest on, all Series 2014-1 Notes.
Section 305.    Allocation of Shared Available Funds. (%3) All Shared Available Funds for Series 2014-1 that are available for distribution to other Series of Notes in accordance with the provisions of Section 303 shall be allocated by the Manager to all Series of Notes then Outstanding (other than (i) the Series 2014-1 Notes and (ii) Liquidation Deficiency Series) that have a Required Payment Deficiency on such Determination Date. Allocation of Shared Available Funds for Series 2014-1 to Liquidation Deficiency Series shall be made in accordance with Section 305(b) and only after all distributions shall have been made pursuant to this Section 305(a). Allocations shall be made to each such Series having a Required Payment Deficiency in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:
First, to each Series that has not paid in full the Indenture Trustee Fees and expenses payable by, or allocable to, such Series, the amount of such unpaid Indenture Trustee Fees and expenses (subject to a dollar limitation for any particular Series of forty thousand dollars ($40,000) in any calendar year (or seventy-five thousand dollars ($75,000) in any calendar year if an Event of Default shall have occurred and shall then be continuing and the Notes of such Series have been accelerated in accordance with Section 802 of the Indenture and such consequence shall not have been rescinded or annulled);
Second, to each Series that has not paid in full the fees of the Director Service Provider payable by, or allocation to, such Series, the amount of such unpaid fees (subject to a dollar limitation of twenty-five thousand dollars ($25,000) in any calendar year in the aggregate for all Series);
Third, to each Series that has not paid in full the Excess Deposits, Management Fee and Management Fee Arrearages payable by, or allocable to, such Series, the amount of such unpaid Excess Deposits, Management Fee and Management Fee Arrearages;
Fourth, to each Series that has not paid in full the Manager Advances payable by, or allocable to, such Series, the amount of such unpaid Manager Advances;
Fifth, to each Series that has not paid in full the Transition Agent Fees (not to exceed $6,000 per annum per Series) and Back-up Management Fees payable by, or allocable to, such Series, the amount of such unpaid Transition Agent Fees and Back-up Management Fees;
Sixth, to each Series that has not paid in full the Issuer Expenses payable by, or allocable to, such Series, the amount of such unpaid Issuer Expenses;
Seventh, to each Series that has not paid in full all interest payments (excluding Default Fees) payable with respect to the Senior Notes of such Series and all commitment fees payable with respect to the Senior Notes of such Series, the amount of such unpaid interest payments and commitment fees;
Eighth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to one or more of the Classes of Senior Notes of such Series, the amount of such unpaid regularly scheduled payments;
Ninth, to each Series that has not paid in full all interest payments (excluding Default Fees) payable with respect to the Subordinated Notes of such Series and all commitment fees payable with respect to the Subordinated Notes of such Series, the amount of such unpaid interest payments and commitment fees;
Tenth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the Senior Notes of such Series, the amount of such unpaid Minimum Principal Payment Amounts;
Eleventh, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the Senior Notes of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;
Twelfth, to each Series (A) that has not paid in full all Supplemental Principal Payment Amounts for the Senior Notes of such Series, the amount of such unpaid Supplemental Principal Payment Amounts and (B) for which an Early Amortization Event has occurred and is then continuing, all remaining amounts until the aggregate unpaid principal balance for the Senior Notes of such Series is reduced to zero;
Thirteenth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to the Subordinated Notes of such Series, the amount of such unpaid regularly scheduled payments;
Fourteenth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the Subordinated Notes of such Series, the amount of such unpaid Minimum Principal Payment Amounts;
Fifteenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the Subordinated Notes of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;
Sixteenth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the Subordinated Notes of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;
Seventeenth, to each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereof and (ii) to the Back-up Manager, any amounts then due and payable thereto;
Eighteenth, to the Indenture Trustee, any amounts then due and payable to the Indenture Trustee;
Nineteenth, to the Director Services Provider in the amount of any unpaid indemnification amounts then due and payable pursuant to the Director Services Agreement;
Twentieth, (i) to the Issuer, the amount of indemnity payments, payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, the amount of officer and director indemnity payments required to be made by the Manager; and
Twenty-First, to each Series of Notes that has not been paid in full, all other amounts owing to the Noteholders of such Series.
If more than one Series shall be entitled to a distribution pursuant to a particular priority set forth in Section 305(a), funds shall be allocated among each such entitled Series on a pro rata basis based on the relative amount owing to each such Series pursuant to such payment priority.
(d)    After the application of the allocation set forth in Section 305(a), any remaining Shared Available Funds shall be allocated in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:
First, to each Liquidation Deficiency Series that has not paid in full the Indenture Trustee Fees and expenses payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Indenture Trustee Fees and expenses;
Second, to each Liquidation Deficiency Series that has not paid in full the fees of the Director Service Provider payable by, or allocation to, such Liquidation Deficiency Series, the amount of such unpaid fees;
Third, to each Liquidation Deficiency Series that has not paid in full the Excess Deposits, Management Fee and Management Fee Arrearages payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Excess Deposits, Management Fee and Management Fee Arrearages;
Fourth, to each Liquidation Deficiency Series that has not paid in full the Manager Advances payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Advances;
Fifth, to each Liquidation Deficiency Series that has not paid in full the Transition Agent Fees and Back-up Management Fees payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Transition Agent Fees and Back-up Management Fees;
Sixth, to each Liquidation Deficiency Series that has not paid in full all interest payments (excluding Default Fees) and commitment fees payable with respect to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid interest payments and commitment fees;
Seventh, to each Liquidation Deficiency Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid regularly scheduled payments;
Eighth, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts;
Ninth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts;
Tenth, to each Liquidation Deficiency Series that has not paid in full all termination and all other payments owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid termination and other payments;
Eleventh, to each Liquidation Deficiency Series that has not paid in full all interest payments (excluding Default Fees) and commitment fees payable with respect to the Subordinated Notes of such Liquidation Deficiency Series, the amount of such unpaid interest payments and commitment fees;
Twelfth, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the Subordinated Notes of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts; and
Thirteenth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the Subordinated Notes of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts.
If more than one Liquidation Deficiency Series shall be entitled to a distribution pursuant to a particular priority set forth in Section 305(b), funds shall be allocated among each such entitled Liquidation Deficiency Series on a pro rata basis based on the relative amount owing to each such Liquidation Deficiency Series pursuant to such payment priority.

ARTICLE IV

Early Amortization Events, Manager Defaults and Covenants for the Series 2014-1 Notes
Section 401.    Early Amortization Events. As of any date of determination, the existence of any one of the following events or conditions shall constitute an Early Amortization Event for the Series 2014-1 Notes (each, a “Series 2014-1 Early Amortization Event”):

(1)
as of the last day of any fiscal quarter, commencing with the fiscal quarter ending on December 31, 2014, the Series 2014-1 EBIT to Series 2014-1 Cash Interest Expense Ratio is less than 1.1 to 1.0; or

(2)	as of any Payment Date, the Weighted Average Age of the Eligible Containers shall be greater than eight and one-half (8.5) years.
If a Series 2014-1 Early Amortization Event described in either of clauses (1) or (2) occurs, such condition shall be deemed cured if it does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2014-1 Early Amortization Event exists on any Payment Date, then such Series 2014-1 Early Amortization Event shall, be deemed to continue until the Business Day on which the Control Party for the Series 2014-1 Notes waives, in writing, such Series 2014-1 Early Amortization Event. The Indenture Trustee shall promptly provide notice of any such waiver to each Hedge Counterparty for the Series 2014-1 Notes and the Rating Agency for the Series 2014-1 Notes.
The existence of a Series 2014-1 Early Amortization Event will (i) alter the calculation of the Series Invested Amount for the Series 2014-1 Notes and the allocation of funds from the Series Account for such Series of Notes and each other Series of Notes and (ii) determine the method in which cash flows will be allocated and distributed from the Series 2014-1 Series Account. The occurrence of a Series 2014-1 Early Amortization Event will not in and of itself result in the occurrence of a Trust Early Amortization Event or a Series Specific Early Amortization Event for any other Series.
If a Series 2014-1 Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have in addition to the rights provided in the Transaction Documents, all rights and remedies provided under all applicable laws.
Section 402.    Series 2014-1 Manager Defaults and Series 2014-1 Back-up Manager Events.
(v)    As of any date of determination, the existence of any one of the following events or conditions shall constitute a Manager Default with respect to the Series 2014-1 Notes (each, a “Series 2014-1 Manager Default”):

(20)	the Leverage Ratio of TAL International Group as of the last day of any fiscal quarter of TAL International Group shall be in excess of 4.75 to 1.00;

(21)	as of the last day of each fiscal quarter, the Consolidated EBIT to Consolidated Cash Interest Expense Ratio of TAL International Group is less than 1.10 to 1.00;

(22)
as of the last day of each fiscal quarter of TAL International Group, commencing with the fiscal quarter ending on March 31, 2014, the Consolidated Tangible Net Worth of TAL International Group is less than the sum of (i) $321,351,326 plus (ii) an amount equal to fifty percent (50%) of the cumulative sum of the aggregate net income of TAL International Group and its consolidated subsidiaries on a consolidated basis, determined in accordance with GAAP for the period commencing on January 1, 2006 and terminating on such date of determination; or

(23)	A Change of Control shall have occurred.
If a Series 2014-1 Manager Default described in either of clauses (1), (2) or (3) occurs, such condition shall be deemed cured if a subsequently delivered Manager Report indicates that such condition does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2014-1 Manager Default exists on any Payment Date, then such Series 2014-1 Manager Default shall, be deemed to continue until the Business Day on which the Control Party for the Series 2014-1 waives, in writing, such Series 2014-1 Manager Default. The Indenture Trustee shall promptly provide notice of any such waiver of a Series 2014-1 Manager Default to each Hedge Counterparty for the Series 2014-1 Notes and each Rating Agency for the Series 2014-1 Notes.
(vi)    As of any date of determination, the existence of any one of the following events or conditions shall constitute a Back-up Manager Event with respect to the Series 2014-1 Notes (each, a “Series 2014-1 Back-up Manager Event”):

(1)	The Leverage Ratio of TAL International Group as of the last day of any fiscal quarter shall be in excess of 4.50 to 1.00; or

(2)	As of the last day of each fiscal quarter beginning with the fiscal quarter ending December 31, 2013, the Consolidated EBIT to Consolidated Cash Interest Expense Ratio is less than 1.30 to 1.00.
Section 403.    Additional Events of Default. There are no Series Specific Events of Default for the Series 2014-1 Notes.
Section 404.    Additional Covenants. There are no additional covenants of the Issuer applicable to the Series 2014-1 Notes.
ARTICLE V

Conditions to Issuance
Section 501.    Conditions to Issuance. The Indenture Trustee shall not authenticate the Series 2014-1 Notes unless (i) all conditions to the issuance of the Series 2014-1 Notes under the Series 2014-1 Note Purchase Agreement shall have been satisfied, and (ii) the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series 2014-1 Note Purchase Agreement shall have been satisfied.
ARTICLE VI

Representations and Warranties
To induce the Series 2014-1 Noteholders to purchase the Series 2014-1 Notes hereunder, the Issuer hereby represents and warrants as of the Series 2014-1 Closing Date to the Indenture Trustee for the benefit of the Series 2014-1 Noteholders that:
Section 601.    Existence. The Issuer is a limited liability company duly organized, validly existing and in compliance under the laws of Delaware. The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would reasonably be expected to have a material adverse effect upon the Issuer, and has all licenses, permits, charters and registrations the failure to hold which would reasonably be expected to have a material adverse effect on the Issuer.
Section 602.    Authorization. The Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2014-1 Transaction Documents to which it is a party; the Issuer is and will continue to be duly authorized to borrow monies hereunder and under the Indenture; and the Issuer is and will continue to be authorized to perform its obligations under the Indenture, this Supplement and the other Series 2014-1 Transaction Documents. The execution, delivery and performance by the Issuer of this Supplement and the other Series 2014-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.
Section 603.    No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2014-1 Transaction Documents by the Issuer and the execution, delivery and payment of the Series 2014-1 Notes will not: (a) contravene any provision of the Issuer’s charter documents, by-laws or other organizational documents; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, this Supplement, the other Series 2014-1 Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected. The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, in each case, in a manner that would reasonably be expected to result in a Material Adverse Change.
Section 604.    Validity and Binding Effect. This Supplement is, and each Series 2014-1 Transaction Document to which the Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
Section 605.    Financial Conditions. Since the date of the most recent financial statements of the Issuer delivered pursuant to Section 625 of the Indenture, there has been no Material Adverse Change in the financial condition of the Issuer.
Section 606.    Place of Business. The Issuer’s only “place of business” (within the meaning of Section 9-307 of the UCC) is located at its address determined in accordance with Section 1307 of the Indenture.
Section 607.    No Agreements or Contracts. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Series 2014-1 Transaction Documents and the Transaction Documents (as defined in the Indenture).
Section 608.    Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2014-1 Transaction Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Series 2014-1 Closing Date or which the failure to obtain would not reasonably be expected to result in a Material Adverse Change. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2014-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect other than any such consents, approvals, filings or registrations the failure to so obtain or make would not reasonably be expected to result in a Material Adverse Change.
Section 609.    Margin Regulations. The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2014-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. The Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered by the Issuer pursuant hereto to violate any regulation of the Federal Reserve Board.
Section 610.    Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Issuer have been filed with the appropriate Governmental Authorities, and all taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided pursuant to Section 625 of the Indenture. The Issuer has paid when due and payable all material charges upon the books of the Issuer and no Governmental Authority has asserted any Lien against the Issuer with respect to unpaid taxes. Proper and accurate amounts have been withheld by the Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.
Section 611.    Other Regulations. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2014-1 Notes hereunder and the application of the proceeds and repayment thereof by the Issuer and the performance of the transactions contemplated by the Indenture, this Supplement and the other Series 2014-1 Transaction Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
Section 612.    Solvency and Separateness.
(i)    The capital of the Issuer is adequate for the business and undertakings of the Issuer.
(ii)    Other than with respect to the transactions contemplated hereby, and by the other Series 2014-1 Transaction Documents and the Transaction Documents, the Issuer is not engaged in any business transactions with the Manager except as permitted by the Management Agreement or with the Seller except as permitted by the Contribution and Sale Agreement.
(iii)    At all times, at least one (1) manager of the Issuer shall qualify as an Independent Manager (as defined in the Issuer’s limited liability company agreement).
(iv)    The Issuer’s funds and assets are not, and will not be, commingled with those of the Manager, except as permitted by the Management Agreement.
(v)    The Issuer shall maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers.
(vi)    The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2014-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation Proceedings or the appointment of a receiver, liquidator, bankruptcy trustee or similar official in respect of the Issuer or any of its assets.
Section 613.    Survival of Representations and Warranties. So long as any of the Series 2014-1 Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.
Section 614.    No Default. No Event of Default or Early Amortization Event has occurred and is continuing. No event or condition that with notice or the passage of time (or both) could reasonably be expected to constitute an Event of Default or Early Amortization Event has occurred or is continuing.
Section 615.    Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer the results of which will materially and adversely interfere with the consummation of any of the transactions contemplated by the Indenture, this Supplement or any document issued or delivered in connection therewith or herewith.
Section 616.    Title; Liens. The Issuer has good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for Permitted Encumbrances and the Liens created or permitted pursuant to the Indenture.
Section 617.    Subsidiaries. The Issuer has no subsidiaries.
Section 618.    No Partnership. The Issuer is not a partner or joint venturer in any partnership or joint venture.
Section 619.    Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Supplement, no steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan, sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction, has occurred with respect to any Plan which could result in the Issuer or any ERISA Affiliate of the Issuer incurring any material liability, fine or penalty. As of the Series 2014-1 Closing Date, the Issuer is not a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code.
Section 620.    Ownership of the Issuer. On the Series 2014-1 Closing Date, all of the issued and outstanding membership interests of the Issuer are owned by TAL.
Section 621.    Security Interest Representations.
(a)    This Supplement and the Indenture create a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders and any Hedge Counterparty, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.
(b)    The Containers constitute “goods” within the meaning of the applicable UCC. The Leases constitute “tangible chattel paper” within the meaning of the UCC. The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC. The Trust Account, the Excess Funding Account, the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account constitute “securities accounts” within the meaning of the UCC. The Issuer’s contractual rights under any Hedge Agreements, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.
(c)    The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.
(d)    The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Supplement and the Indenture and such security interest constitutes a perfected security interest in favor of the Indenture Trustee. All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement substantially to the following effect: “A purchase or acquisition of a security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
(e)    Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, except as permitted pursuant to the Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated. The Issuer has no actual knowledge of any judgment or tax lien filings against the Issuer.
(f)    Pursuant to Section 3.3.5 of the Management Agreement, the Manager has acknowledged that it is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee. None of the Leases that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person. The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the ownership interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) arising under the Contribution and Sale Agreement.
(g)    The Issuer has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral hereunder or under the Indenture.
(h)    Wells Fargo Bank, National Association (in its capacity as securities intermediary) has identified in its records the Indenture Trustee as the Person having a Security Entitlement in each of the Trust Account, the Excess Funding Account, the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account.
(i)    The Trust Account, the Series 2014-1 Restricted Cash Account, the Excess Funding Account, and the Series 2014-1 Series Account are not in the name of any Person other than the Issuer. The Issuer has not consented for Wells Fargo Bank, National Association (as the securities intermediary of the Trust Account, the Excess Funding Account, the Series 2014-1 Restricted Cash Account and the Series 2014-1 Series Account) to comply with Entitlement Orders of any Person other than the Indenture Trustee.
(j)    No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral, other than for purposes of repair, refurbishment, painting, positioning, storage and other similar matters with respect to Managed Containers.
The representations and warranties set forth in this Section 621 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture. Any breaches of the representations and warranties set forth in this Section 621 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior written notice to the Rating Agency.
ARTICLE VII

Miscellaneous Provisions
Section 701.    Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.
Section 702.    Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.
Section 703.    Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 704.    Notices to the Rating Agency. Whenever any notice or other communication is required to be given to the Rating Agency pursuant to the Indenture or this Supplement, such notice or communication shall be delivered to S&P at Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset-Backed Surveillance Group - phone: (212/438-2435), fax: (212/438-2664). Any rights to notices conveyed to the Rating Agency pursuant to the terms of this Supplement shall terminate immediately if the Rating Agency no longer has a rating outstanding with respect to the Series 2014-1 Notes.
Section 705.    Amendments and Modifications. (%3) The terms of this Supplement may be waived, modified or amended in accordance with the provisions of this Section 705 in a written instrument signed by each of the Issuer and the Indenture Trustee.
(a)    Without the consent of any Series 2014-1 Noteholder and based on an Officer’s Certificate of the Issuer to the effect that such amendment, modification or waiver of this Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more amendments, modifications or waivers of this Supplement for any of the following purposes:
(i)    to add to the covenants of the Issuer in this Supplement for the benefit of the Series 2014-1 Noteholders, or to surrender any right or power conferred upon the Issuer in this Supplement;
(ii)    to cure any ambiguity, to correct or supplement any provision in this Supplement that may be inconsistent with any other provision in this Supplement, or to make any other provisions with respect to matters or questions arising under this Supplement;
(iii)    to correct or amplify the description of any property at any time subject to the Lien created pursuant to Section 207 of this Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien created pursuant to Section 207 of this Supplement, or to subject additional property to the Lien of this Supplement;
(iv)    to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Series 2014-1 Notes, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer with respect to the Series 2014-1 Notes;
(v)    to convey, transfer, assign, mortgage or pledge any additional property to the Indenture Trustee for the benefit of the Series 2014-1 Noteholders;
(vi)    to decrease any component of Series 2014-1 Advance Rate; or
(vii)    to add any additional Series 2014-1 Events of Default, Series 2014-1 Early Amortization Events or Series 2014-1 Manager Defaults that will apply only to the Series 2014-1 Notes.
(b)    If Section 705(b) does not apply to an amendment, modification or waiver of this Supplement, then the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Control Party for Series 2014-1 Notes) may enter into an amendment, modification or waiver for the purpose of adding any provisions to, or changing in any manner or eliminating any of, the provisions of this Supplement or of modifying in any manner the rights of the Series 2014-1 Noteholders under this Supplement; provided, however, that no such amendment, modification or waiver shall, without the consent of the Holder of each Series 2014-1 Note adversely affected thereby:
(i)    reduce the principal amount of any Series 2014-1 Note, lengthen the Legal Final Maturity Date of any Series 2014-1 Notes, reduce the rate of interest payable on any Series 2014-1 Note, amend the allocation methodology set forth in Section 303 hereof (other than to increase the amount of the allocation to the Series 2014-1 Notes) or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Series 2014-1 Note or the interest thereon, is payable or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date of the Series 2014-1 Notes;
(ii)    modify any provision of this Supplement which specifies that such provision cannot be modified or waived without the consent of the Series 2014-1 Noteholder affected thereby;
(iii)    modify or alter Section 705 of this Supplement; or
(iv)    amend the definitions of “Series 2014-1 Asset Base”, “Series 2014-1 Asset Allocation Percentage”, “Series 2014-1 Required Overcollateralization Percentage” or “Control Party” or to increase any Series 2014-1 Advance Rate; or
(v)    permit the creation of any Lien ranking prior to, or on a parity with, the Lien created pursuant to Section 207 or terminate the Lien of this Supplement on any property at any time subject to the Lien created pursuant to Section 207 or deprive in any material respect the Series 2014-1 Noteholders of the security afforded by the Lien created pursuant to Section 207, except as otherwise permitted in this Supplement;
(c)    The obligation of the Indenture Trustee to execute and deliver a waiver, modification or amendment created pursuant to Section 705(b) or Section 705(c) is subject to the satisfaction of all of the following conditions:
(i)    the Issuer shall have given the Indenture Trustee and the Manager not less than five days’ notice of such amendment and a copy of such proposed amendment, it being understood that the Indenture Trustee and the Manager from time to time may waive the right to receive such notice;
(ii)    such amendment either (A) will not result in a Trust Early Amortization Event or a Trust Event of Default or cause the Aggregate Required Asset Base to exceed the Aggregate Asset Base (in each case calculated after giving effect to such proposed amendment) or (B) in all other cases shall have been approved in accordance with the terms of the Indenture, and in either case the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating the foregoing;
(iii)    such other conditions as shall be specified in such amendment; and
(iv)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (iii) have been satisfied.
(d)    Prior to the execution of any written instrument pursuant to this Section 705, the Issuer shall provide a written notice to the Rating Agency setting forth in general terms the substance of any such written instrument.
(e)    Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section 705, the Indenture Trustee shall mail to the Series 2014-1 Noteholders, the Rating Agency, and, if applicable, each Hedge Counterparty for Series 2014-1, a copy of the text of such written instrument. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such written instrument.
Section 706.    Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
Section 707.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2014-1 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.
Section 708.    No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Series 2014-1 Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Insolvency Law or any other federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Series 2014-1 Note is Outstanding. The provisions of this Section 708 shall survive the repayment of the Notes and any termination of this Supplement.
[Signature pages follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered all as of the day and year first above written.
TAL ADVANTAGE V LLC, as Issuer
By:    TAL International Container Corporation,
    its Manager
By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee
By:
Name:
Title:

The undersigned hereby consents and agrees to the additional Manager Defaults set forth in Section 402 hereof.
TAL INTERNATIONAL CONTAINER CORPORATION
By:
Name:
Title:

EXHIBIT A-1
FORM OF 144A GLOBAL NOTE
UNLESS THIS SERIES 2014-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2014-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SERIES 2014-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2014-1 NOTE, AGREES THAT SUCH SERIES 2014-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.
EACH PURCHASER AND TRANSFEREE OF A SERIES 2014-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2014-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2014-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2014-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2014-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW. ALTERNATIVELY, REGARDLESS OF THE RATING OF SERIES 2014-1 NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE ISSUER WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH SERIES 2014-1 NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW, AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.
THIS SERIES 2014-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
TAL ADVANTAGE V LLC FIXED RATE ASSET-BACKED [CLASS A][CLASS B] NOTE, SERIES 2014-1
$[XX]    CUSIP No.: _____________
No. 1
_____________ ___, 20___
KNOW ALL PERSONS BY THESE PRESENTS that TAL ADVANTAGE V LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX.00 Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of February 27, 2013 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2014-1 Supplement, dated as of February [__], 2014 (as amended, restated or otherwise modified from time to time, the “Series 2014-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2014-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2014-1 Supplement.
Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2014-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.
This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Million Dollars ($[ ],000,000) pursuant to the Indenture and the Series 2014-1 Supplement.
The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2014-1 Supplement.
This Note is transferable as provided in the Indenture and the Series 2014-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.
The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.
The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2014-1 Supplement.
If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2014-1 Supplement.
The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2014-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2014-1 Supplement.
The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2014-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2014-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2014-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2014-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2014-1 Supplement.
Each purchaser and transferee of a Series 2014-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Series 2014-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2014-1 Notes are rated investment grade or better and such person believes that such Series 2014-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series 2014-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law. Alternatively, regardless of the rating of Series 2014-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2014-1 Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar Applicable Law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.
Each Holder of a Series 2014-1 Note (i) agrees to treat this Series 2014-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2014-1 Note shall not have any interest in any Series Account of any other Series or Class and (iv) ratifies and confirms the terms of the Indenture and the other Series 2014-1 Transaction Documents.
This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
All terms and provisions of the Indenture and the Series 2014-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2014-1 Supplement, the provisions of the Indenture and/or Series 2014-1 Supplement, as applicable, shall govern and be controlling.
IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2014-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2014-1 Supplement, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, TAL ADVANTAGE V LLC has caused this Note to be duly executed by its duly authorized representative, on this ____ day of ______________, 20___.
TAL ADVANTAGE V LLC
By:    TAL International Container Corporation,
    its Manager
By:
Its:

This Note is one of the Notes described in the within-mentioned Indenture and the Series 2014-1 Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By: ____________________________________
Its:

EXHIBIT A-2
FORM OF TEMPORARY REGULATION S GLOBAL NOTE
UNLESS THIS SERIES 2014-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2014-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SERIES 2014-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2014-1 NOTE, AGREES THAT SUCH SERIES 2014-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.
EACH PURCHASER AND TRANSFEREE OF A SERIES 2014-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2014-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2014-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2014-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2014-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW. ALTERNATIVELY, REGARDLESS OF THE RATING OF SERIES 2014-1 NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE ISSUER WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH SERIES 2014-1 NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW, AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.
EACH INVESTOR PURCHASING THIS SERIES 2014-1 NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE SERIES 2014-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2014-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2014-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2014-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON‑U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON‑U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.
THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.
TAL ADVANTAGE V LLC FIXED RATE ASSET-BACKED [CLASS A][CLASS B] NOTE, SERIES 2014-1
$[XX]    CUSIP No.: _____________
No. 1
_____________ ___, 20___
KNOW ALL PERSONS BY THESE PRESENTS that TAL Advantage V LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($xx.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of February 27, 2013 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2014-1 Supplement, dated as of February [__], 2014 (as amended, restated or otherwise modified from time to time, the “Series 2014-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2014-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2014-1 Supplement.
Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2014-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.
This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Million Dollars ($[ ],000,000) pursuant to the Indenture and the Series 2014-1 Supplement.
The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2014-1 Supplement.
This Note is transferable as provided in the Indenture and the Series 2014-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.
The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.
The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2014-1 Supplement.
If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2014-1 Supplement.
The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2014-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2014-1 Supplement.
The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2014-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2014-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2014-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2014-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2014-1 Supplement.
Each purchaser and transferee of a Series 2014-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Series 2014-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2014-1 Notes are rated investment grade or better and such person believes that such Series 2014-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series 2014-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law. Alternatively, regardless of the rating of Series 2014-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2014-1 Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar Applicable Law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.
Each Holder of a Series 2014-1 Note (i) agrees to treat this Series 2014-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2014-1 Note shall not have any interest in any Series Account of any other Series or Class and (iv) ratifies and confirms the terms of the Indenture and the other Series 2014-1 Transaction Documents.
This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
All terms and provisions of the Indenture and the Series 2014-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2014-1 Supplement, the provisions of the Indenture and/or Series 2014-1 Supplement, as applicable, shall govern and be controlling.
IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2014-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2014-1 Supplement, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, TAL Advantage V LLC has caused this Note to be duly executed by its duly authorized representative, on this ___ day of ______________, 20___.
TAL ADVANTAGE V LLC
By:    TAL International Container Corporation,
    its Manager
By:
Its:

This Note is one of the Notes described in the within‑mentioned Indenture and the Series 2014-1 Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By: ____________________________________
Its:

EXHIBIT A-3
FORM OF PERMANENT REGULATION S GLOBAL NOTE
UNLESS THIS SERIES 2014-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2014-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SERIES 2014-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2014-1 NOTE, AGREES THAT SUCH SERIES 2014-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.
EACH PURCHASER AND TRANSFEREE OF A SERIES 2014-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2014-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2014-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2014-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2014-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW. ALTERNATIVELY, REGARDLESS OF THE RATING OF SERIES 2014-1 NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE ISSUER WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH SERIES 2014-1 NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW, AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.
EACH INVESTOR PURCHASING THIS SERIES 2014-1 NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE SERIES 2014-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2014-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2014-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2014-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.
THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.
TAL ADVANTAGE V LLC FIXED RATE ASSET-BACKED CLASS A NOTE, SERIES 2014-1
$[XX]    CUSIP No.: _____________
No. 1
_____________ ___, 20___
KNOW ALL PERSONS BY THESE PRESENTS that TAL Advantage V LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($xx.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of February 27, 2013 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2014-1 Supplement, dated as of February [__], 2014 (as amended, restated or otherwise modified from time to time, the “Series 2014-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2014-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2014-1 Supplement.
Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2014-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.
This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] ($[ ]) pursuant to the Indenture and the Series 2014-1 Supplement.
The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2014-1 Supplement.
This Note is transferable as provided in the Indenture and the Series 2014-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.
The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.
The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2014-1 Supplement.
If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2014-1 Supplement.
The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2014-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2014-1 Supplement.
The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2014-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2014-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2014-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2014-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2014-1 Supplement.
Each purchaser and transferee of a Series 2014-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Series 2014-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2014-1 Notes are rated investment grade or better and such person believes that such Series 2014-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series 2014-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law. Alternatively, regardless of the rating of Series 2014-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2014-1 Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar Applicable Law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.
Each Holder of a Series 2014-1 Note (i) agrees to treat this Series 2014-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2014-1 Note shall not have any interest in any Series Account of any other Series or Class and (iv) ratifies and confirms the terms of the Indenture and the other Series 2014-1 Transaction Documents.
This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
All terms and provisions of the Indenture and the Series 2014-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2014-1 Supplement, the provisions of the Indenture and/or Series 2014-1 Supplement, as applicable, shall govern and be controlling.
IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2014-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2014-1 Supplement, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, TAL Advantage V LLC has caused this Note to be duly executed by its duly authorized representative, on this __ day of __________, 20__.
TAL ADVANTAGE V LLC
By:    TAL International Container Corporation,
    its Manager
By:
Its:

This Note is one of the Notes described in the within‑mentioned Indenture and the Series 2014-1 Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By: ____________________________________
Its:

EXHIBIT A-4
FORM OF NOTE ISSUED TO INSTITUTIONAL ACCREDITED INVESTORS
THIS SERIES 2014-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2014-1 NOTE, AGREES THAT SUCH SERIES 2014-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2014-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.
EACH PURCHASER AND TRANSFEREE OF A SERIES 2014-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2014-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2014-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2014-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW. ALTERNATIVELY, REGARDLESS OF THE RATING OF SERIES 2014-1 NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE ISSUER WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH SERIES 2014-1 NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW, AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE MANAGER OR ANY SUCCESSOR MANAGER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.
THIS SERIES 2014-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
TAL ADVANTAGE V LLC FIXED RATE ASSET-BACKED CLASS B NOTE, SERIES 2014-1
$[XX]    CUSIP No.: _____________
No. 1
_____________ ___, 20___
KNOW ALL PERSONS BY THESE PRESENTS that TAL Advantage V LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to _______, or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of February 27, 2013 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2014-1 Supplement, dated as of February [__], 2014 (as amended, restated or otherwise modified from time to time, the “Series 2014-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2014-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2014-1 Supplement.
Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the 2014-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.
This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Dollars ($[ ]) pursuant to the Indenture and the Series 2014-1 Supplement.
The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2014-1 Supplement.
This Note is transferable as provided in the Indenture and the Series 2014-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.
The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.
The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2014-1 Supplement.
If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2014-1 Supplement.
The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2014-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2014-1 Supplement.
The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2014-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2014-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2014-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2014-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2014-1 Supplement.
Each purchaser and transferee of a Series 2014-1 Note will be deemed to represent and warrant that either (i) it is not acquiring the Series 2014-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2014-1 Notes are rated investment grade or better and such person believes that such Series 2014-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series 2014-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law. Alternatively, regardless of the rating of Series 2014-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2014-1 Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar Applicable Law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.
Each Holder of a Series 2014-1 Note (i) agrees to treat this Series 2014-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2014-1 Note shall not have any interest in any Series Account of any other Series or Class and (iv) ratifies and confirms the terms of the Indenture and the other Series 2014-1 Transaction Documents.
This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.
All terms and provisions of the Indenture and the Series 2014-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2014-1 Supplement, the provisions of the Indenture and/or Series 2014-1 Supplement, as applicable, shall govern and be controlling.
IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2014-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2014-1 Supplement, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, TAL Advantage V LLC has caused this Note to be duly executed by its duly authorized representative, on this __ day of __________ __, 20__.
TAL ADVANTAGE V LLC
By:    TAL International Container Corporation,
    its Manager
By:
Its:

This Note is one of the Notes described in the within-mentioned Indenture and the Series 2014-1 Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By: ____________________________________
Its:

EXHIBIT B
FORM OF
CERTIFICATE TO BE GIVEN BY NOTEHOLDERS
[Euroclear Bank S.A./N.V., as operator
of the Euroclear System
1 Boulevard du Roi Albert II
B‑1210 Brussels, Belgium]
[Clearstream Banking, société anonyme
f/k/a CedelBank, société anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg]

Re:
Fixed Rate Asset-Backed [Class A][Class B] Notes, Series 2014-1 (the “Offered Notes”) issued pursuant to the Series 2014-1 Supplement, dated as of February [__], 2014, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of February 27, 2013, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended).
The undersigned undertakes to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.
[This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]
We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:* ______________________________	By: __________________________,
Account Holder
*Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

EXHIBIT C
FORM OF
CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM
Wells Fargo Bank, National Association,
as Indenture Trustee and Note Registrar
MAC N9311-161
Sixth Street and Marquette Ave
Minneapolis, MN 55479

Re:
Fixed Rate Asset-Backed [Class A][Class B] Notes, Series 2014-1 (the “Offered Notes”) issued pursuant to the Series 2014-1 Supplement, dated as of February [__], 2014, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of February 27, 2013, between the Issuer and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by facsimile or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $__________ principal amount of the Offered Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.
We further certify (a) that we are not making available herewith for exchange any portion of the related Temporary Regulation S Book‑Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

Date: ____________________________	Yours faithfully,
By:
[Euroclear Bank S.A./N.V., as operator of the Euroclear System] [Clearstream, société anonyme]

EXHIBIT D
FORM OF
CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A
TEMPORARY REGULATION S GLOBAL NOTE
[Euroclear Bank S.A./N.V., as operator
of the Euroclear System
1 Boulevard du Roi Albert II
B-1210 Brussels, Belgium]
[Clearstream Banking, société anonyme
f/k/a CedelBank, société anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg]

Re:
Fixed Rate Asset-Backed [Class A][Class B] Notes, Series 2014-1 (the “Offered Notes”) issued pursuant to the Series 2014-1 Supplement, dated as of February [__], 2014, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of February 27, 2013, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended).
The undersigned undertakes to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.
We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated: ______________________________	By: __________________________

EXHIBIT E
FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM 144A NOTE
TO REGULATION S NOTE
Wells Fargo Bank, National Association,
as Indenture Trustee and Note Registrar
MAC N9311-161
Sixth Street and Marquette Ave
Minneapolis, MN 55479

Re:
Fixed Rate Asset-Backed [Class A][Class B] Notes, Series 2014-1 (the “Offered Notes”) issued pursuant to the Series 2014-1 Supplement, dated as of February [__], 2014, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of February 27, 2013 (as amended or supplemented, the “Indenture”), between the Issuer and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S. $___________ principal amount of Offered Notes that are held as a beneficial interest in the 144A Book‑Entry Note (CUSIP No. _______) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book‑Entry Note (CUSIP No. _______) to be held with [Euroclear] [Clearstream] through DTC.
In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offered Notes and:
(a)    pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:
(i)    the offer of the Offered Notes was not made to a person in the United States of America,
(ii)    either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,
(iii)    no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and
(iv)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and
(b)    with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.
This certification and the statements contained herein are made for your benefit, the benefit of the Issuer, and the benefit of Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC as the Initial Purchasers.
[Insert name of Transferor]

Dated: ______________________________	By: _______________________________
Title: _______________________________

EXHIBIT F
FORM OF
INITIAL PURCHASER EXCHANGE INSTRUCTIONS
Depository Trust Company
55 Water Street, 50th Floor
New York, New York 10041

Re:
Fixed Rate Asset-Backed [Class A][Class B] Notes, Series 2014-1 (the “Offered Notes”) issued pursuant to the Series 2014-1 Supplement, dated as of February [__], 2014, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of February 27, 2013, between the Issuer and the Indenture Trustee.

Pursuant to Section 206(c) of the Series 2014-1 Supplement, [Merrill Lynch Pierce, Fenner & Smith Incorporated] [RBC Capital Markets, LLC] [Wells Fargo Securities, LLC] (the “Initial Purchaser”) hereby requests that $[ ],000,000 aggregate principal amount of the Offered Notes held by you for our account and represented by the Temporary Regulation S Book‑Entry Note (CUSIP No. ________) (as defined in the Series 2014-1 Supplement) be exchanged for an equal principal amount represented by the 144A Book‑Entry Note (CUSIP No. _________) to be held by you for our account.
Dated:
[________________],
as the Initial Purchaser
By:
Title:

SCHEDULE 1
Minimum Targeted Principal Balance by Period
SCHEDULE 2
Scheduled Targeted Principal Balance by Period
SCHEDULE 3
Maximum Concentrations of Lessees

Lessee	Concentration Limit
Maersk	30%
APL	30%
COSCO	15%
China Shipping	15%
CMA CGM	25%
Evergreen	15%
Hamburg Sud	15%
Hanjin	20%
Hapag-Lloyd	20%
Horizon Lines	15%
K-Line	20%
Mediterranean Shipping	30%
Mitsui O.S.K.	20%
NYK	30%
OOCL	30%
Sinotrans	15%
United Arab Shipping	20%
All Other Top 25	15%
All Other Non Top 25	7%